CERTIFICATE OF AMENDMENT
                               TO
                   ARTICLES OF INCORPORATION
                               OF
                SOUTHERN MISSOURI BANCORP, INC.
            (formerly SMB Acquisition Bancorp, Inc.)

SECRETARY OF STATE
STATE OF MISSOURI
PO BOX 778
JEFFERSON CITY, MISSOURI 65102

     Pursuant to the provisions of The General and Business
Corporation Law of Missouri, the undersigned corporation certifies as follows:

1. The name of the corporation is Southern Missouri Bancorp, Inc. The corporation was originally chartered under the name SMB
Acquisition Bancorp, Inc. on September 16, 1998.

2. The amendment set forth below was adopted by the shareholders of Southern Missouri Bancorp, Inc. on October 19,
1998.

3. The amendment adopted affects only Article III, Section 3.1, subsection (a) of the Articles of Incorporation as follows (the remainder of said Article III is unchanged):

     "3.1 The Corporation shall have the authority to issue the following shares:

          (a) Four million (4,000,000) shall be voting common stock with a par value of $0.01 per share ("Common
          Stock"); and"

4.   The number of outstanding shares of Southern Missouri
Bancorp, Inc. is 1,411,980, all of which are common stock, $0.01 par value, and all of which are entitled to vote on the amendment.

5. The number of said shares voted for the amendment is 1,187,482 and the number of said shares voted against the amendment is 44,195.

6. The amendment does not provide for an exchange, reclassification, or cancellation of any issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of any class.

7. The effective date of the amendment shall be the date of filing of this Certificate of Amendment.

                        *      *      *
     IN WITNESS WHEREOF, this Certificate of Amendment has been executed in duplicate as of the day and year hereafter acknowledged.

                              SOUTHERN MISSOURI BANCORP, INC.



                              By:  /s/Donald R. Crandell
                                   Donald R. Crandell
                                   President


ATTEST:



By:  /s/Samuel H. Smith
     Samuel H. Smith
     Secretary
STATE OF MISSOURI   )
                    )  ss
COUNTY OF BUTLER    )


     I, Jacqueline S. Tidwell, a notary public, do hereby certify that on the 4th day of November, 1998, personally appeared before me, Donald R. Crandell and Samuel H. Smith, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as President of Southern Missouri Bancorp, Inc. and Secretary of Southern Missouri Bancorp, Inc., respectively, that they are natural persons of the age of eighteen years or more, and that the statements therein contained are true.



                                   /s/Jacqueline S. Tidwell
                                   Notary Public


(NOTARIAL SEAL)

My commission expires January 26, 2002.
                       ARTICLES OF MERGER

SECRETARY OF STATE
STATE OF MISSOURI
PO BOX 778
JEFFERSON CITY, MISSOURI  65102

     Pursuant to the provisions of The General and Business
Corporation Law of Missouri, the undersigned corporations certify the following:

     (1) That SMB Acquisition Bancorp, Inc., a Missouri corporation; and

     (2) That Southern Missouri Bancorp, Inc., a Delaware corporation;

are hereby merged and that SMB Acquisition Bancorp, Inc. is the surviving corporation.

     (3)  That the Board of Directors of Southern Missouri
Bancorp, Inc. met on August 18, 1998 and by resolution adopted by the unanimous vote of the members of such Board approved the Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference.

     (4) The Agreement and Plan of Merger was thereafter submitted to a vote at the 1998 Annual Meeting of Shareholders of Southern Missouri Bancorp, Inc. held on October 19, 1998 and at such meeting there were 1,411,980 shares entitled to vote and 825,486 shares voted in favor and 21,315 shares voted against said Agreement and Plan of Merger.

     (5)  That the officers and directors of SMB Acquisition
Bancorp, Inc., the surviving corporation, shall remain in office.

     (6) The Agreement and Plan of Merger was thereafter approved by unanimous written consent of Southern Missouri
Bancorp, Inc. as the sole stockholder of SMB Acquisition Bancorp, Inc. on September 30, 1998. All of the 100 shares of SMB
Acquisition Bancorp, Inc. Held by Southern Missouri Bancorp, Inc.
were voted in favor and -0- shares were voted against said
Agreement and Plan of Merger.

     (7) That these Articles of Merger shall become effective upon filing.

     (8)  Pursuant to Section 1 of the Agreement and Plan of
Merger, Article I, Section 1.1 of the Articles of Incorporation of SMB Acquisition is amended as follows:

          "1.1 The name of the Corporation is Southern Missouri
Bancorp, Inc."

                        *      *      *
     IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

                              SOUTHERN MISSOURI BANCORP, INC.



                              By:  /s/Donald R. Crandell
                                   Donald R. Crandell
                                   President


ATTEST



By:  /s/Samuel H. Smith
     Samuel H. Smith
     Secretary


                              SMB ACQUISITION BANCORP, INC.



                              By:  /s/Donald R. Crandell
                                   Donald R. Crandell
                                   President


ATTEST



By:  /s/Samuel H. Smith
     Samuel H. Smith
     Secretary

STATE OF MISSOURI   )
                    )  ss
COUNTY OF BUTLER    )


     I, Jacqueline S. Tidwell, a notary public, do hereby certify that on the 4th day of November, 1998, personally appeared before me, Donald R. Crandell and Samuel H. Smith, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as President of Southern Missouri Bancorp, Inc. and SMB Acquisition Bancorp, Inc., and Secretary of Southern Missouri Bancorp, Inc. and SMB Acquisition Bancorp, Inc., respectively, that they are natural persons of the age of eighteen years or more, and that the statements therein contained are true.



                                   /s/Jacqueline S. Tidwell
                                   Notary Public


(NOTARIAL SEAL)

My commission expires January 26, 2002.
                   ARTICLES OF INCORPORATION

                               OF

                 SMB ACQUISITION BANCORP, INC.


                  ARTICLE I - CORPORATE TITLE

     1.1  The name of the Corporation is SMB Acquisition Bancorp,
Inc.

            ARTICLE II - REGISTERED OFFICE AND AGENT

     2.1 The address, including street and number, of the Corporation's initial registered office in this State is: 531
Vine Street, Popular Bluff, Missouri 63901, and the name of its initial registered agent at such address is: Donald R. Crandell.

                  ARTICLE III - CAPITAL STOCK

     3.1 The Corporation shall have authority to issue the following shares:

          (a)  Three million (3,000,000) shares shall be voting
Common Stock with a par value of $.01 per share ("Common Stock");
and

          (b) Five hundred thousand (500,000) shares shall be Preferred Stock with a par value of $.01 per share ("Preferred
Stock").

               (i) The Board of Directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series.

               (ii) The Board of Directors, by adoption of an authorizing resolution, may with regard to the shares of any series of Preferred Stock:

                    (A)  Fix the distinctive serial designation
of the shares;

                    (B)  Fix the dividend rate, if any;

                    (C)  Fix the date from which dividends on
shares issued before the date for payment of the first dividend shall be cumulative, if any;

                    (D)  Fix the redemption price and terms of
redemption, if any;

                    (E) Fix the amounts payable per share in the event of dissolution or liquidation of the Corporation, if any;

                    (F) Fix the terms and amounts of any sinking fund to be used for the purchase or redemption of shares, if any;

                    (G)  Fix the terms and conditions, if any,
under which the shares may be converted into, or exchanged for, shares of any other class or series;

                    (H)  Provide whether such shares shall have
voting powers, full or limited, or no voting powers, and the rights, if any, of such shares to vote as a class on some or all matters on which such shares may be entitled to vote; and

                    (I)  Fix such other designations,
preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions not required by law.

     3.2 (a) Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Whole Board (as defined in Article X) shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

          (b)  The following definitions shall apply to this
Section 3.2 of this Article III.

               (i) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation.

               (ii) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                    (A)  which such person or any of its
affiliates beneficially owns, directly or indirectly; or

                    (B)  which such person or any of its
affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses (i) through (v) of
Section 10.1 of Article X or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or
(ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                    (C)  which are beneficially owned, directly
or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that
(i) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors of Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

               (iii)     A "person" shall mean any individual,
firm, corporation, or other entity.

          (c) The Board of Directors shall have the power to construe and apply the provisions of this Section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to
(i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another,
(iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the Section to the given facts, or (v) any other matter relating to the applicability or effect of this Section.

          (d) The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to
(i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be required of such person.

          (e) Except as otherwise provided by law or expressly provided in this Section 3.2, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section 3.2) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

          (f) Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

          (g) In the event any provision (or portion thereof) of this Section 3.2 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section 3.2 remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

     3.3 Except as otherwise specifically required by the Missouri General and Business Corporation Law, or by these Articles of Incorporation, or by the Corporation's Bylaws, or by any authorizing resolution of the Board of Directors providing for the issuance of a class or series of Preferred Stock, whenever the holders of shares of stock of the Corporation shall be entitled to vote as a class with respect to any matter, the affirmative vote of a majority of the outstanding shares of such class shall be required to constitute the act of such class.

     3.4  There shall be no right to cumulative voting.

                 ARTICLE IV - PREEMPTIVE RIGHTS

     4.1 No holder of shares of any class of stock of the Corporation, either now or hereafter authorized or issued, shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, either now or hereafter authorized, or to any securities convertible into stock of any class of the Corporation, issued or sold, nor any right of subscription to any such security, other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such prices as the Board of Directors may from time to time fix, pursuant to the authority conferred by these Articles of Incorporation.

                    ARTICLE V - INCORPORATOR
     5.1  The name and place of residence of the incorporator is:
Donald R. Crandell, 531 Vine Street, Poplar Bluff, Missouri
63901.

                     ARTICLE VI - DIRECTORS

     6.1 The number of directors to constitute the initial Board of Directors shall be seven (7); provided, however, that such number may be fixed, from time to time, at not less than five (5) nor more than fifteen (15), by, or in the manner provided in, the Bylaws of the Corporation, and any such change shall be reported in writing to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change. The directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in any such class shall not exceed the number of directors in any other class by more than one (1). The term of office of the initial Class I Directors shall expire at the annual meeting of shareholders of the Corporation in 1999; the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders of the Corporation in 2000; and the term of office of the initial Class III Directors shall expire at the annual meeting of shareholders of the Corporation in 2001; or in each case thereafter until their respective successors are duly elected and qualified. At each annual election held after 1998, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual shareholder meeting or thereafter until their respective successors are duly elected and qualified. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

     6.2 Any vacancy on the Board (whether such vacancy is caused by death, resignation, or removal for cause or is the result of an increase in the number of directors) shall be filled by a majority of the directors then in office. Any Director elected to fill a vacancy in any class (whether such vacancy is caused by death, resignation, or removal with cause, or is the result of an increase in the number of directors in such class) shall hold office for a term which shall expire at the next election of directors by the shareholders of the Corporation.

     6.3 At a meeting called expressly for that purpose, the entire Board of Directors, or any individual Director or Directors, may be removed, but only for cause, and only upon the affirmative vote of the holders of at least eighty percent (80%) of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of Directors are entitled; provided, however, if less than the entire Board of Directors is to be removed, no individual Director may be so removed if the votes cast against such Director's removal would be sufficient to elect such Director if then cumulatively voted at an election of the class of Directors of which such Director is a part.

     6.4 In addition to any affirmative vote required by law or otherwise, any amendment, alteration, change or repeal of the provisions of this Article VI shall require the affirmative vote of the holders of at least eighty percent (80%) of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of Directors are entitled, unless such amendment, alteration, change or repeal has previously been expressly approved by the Board of Directors of the Corporation by the affirmative vote or consent of at least sixty-six and two-thirds percent (66-2/3%) of the number of Directors then authorized by, or in the manner provided in, the Bylaws, in which case the shareholder vote required by this
Article 6.4 shall not apply.

     6.5 The persons to constitute the initial Board of Directors of the Corporation are:

          (a)  Class I Directors (term to expire in 1999):

               (i)    James W. Tatum
               (ii)   Ronnie D. Black

          (b)  Class II Directors (term to expire in 2000):

               (i)    Donald R. Crandell
               (ii)   Samuel H. Smith
               (iii)  L. Douglas Bagby

          (c)  Class III Directors (term to expire in 2001):
               (i)    Leonard W. Ehlers
               (ii)   Thadis R. Seifert

                     ARTICLE VII - DURATION

     7.1  The duration of the Corporation is perpetual.

               ARTICLE VIII - PURPOSE AND POWERS

     8.1  The Corporation is formed for the following purposes:

          (a) To conduct business as a thrift holding company and to provide financial services through subsidiary corporations;

          (b) To own, hold, rent, lease, operate, manage, hypothecate, sell and convey such real and personal property as may be useful and desirable in the operation of the Corporation's business; and

          (c) To possess and enjoy all rights, powers and privileges as are granted to corporations under the Missouri
General and Business Corporation Law.

                  ARTICLE IX - INDEMNIFICATION

     9.1 The Corporation shall and does hereby indemnify any person who is or was a Director or executive officer of the Corporation or any subsidiary against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however, that no such person shall be entitled to any indemnification pursuant to this
Article IX on account of (i) conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct, or (ii) an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or pursuant to a successor statute or regulation.

     9.2 The Corporation may, to the extent that the Board of Directors deems appropriate and as set forth in a Bylaw or authorizing resolution, indemnify any person who is or was a non-executive officer, or employee or agent of the Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however, that no such person shall be entitled to any indemnification pursuant to this Section 9.2 on account of (i) conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct, or (ii) an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or pursuant to a successor statute or regulation.

     9.3 The Corporation may, to the extent that the Board of Directors deems appropriate, make advances of expenses, including attorneys' fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) to any person to whom indemnification is or may be available under this Article IX; provided, however, that prior to making any advances, the Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

     9.4  The indemnification and other rights provided by this
Article IX shall not be deemed exclusive of any other rights to which a person to whom indemnification is or otherwise may be available (under these Articles of Incorporation or the Bylaws or any agreement or vote of shareholders or disinterested Directors or otherwise), may be entitled. The Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person's status as Director, officer, employee or agent of the Corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.

     9.5 Each person to whom indemnification is granted under this Article IX is entitled to rely upon the indemnification and other rights granted hereby as a contract with the Corporation and such person and such person's heirs, executors, administrators and estate shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by Sections 9.1 and 9.3 and this Article IX. The indemnification and other rights granted by Sections 9.1 and 9.3 and this Section 9.5 shall survive amendment, modification or repeal of this Article IX, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under this Article IX with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.

     Any indemnification granted by the Board of Directors pursuant this Article IX shall inure to the person to whom the indemnification is granted and such person's heirs, executors, administrators and estate; provided, however, that such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the Board of Directors, and the survival of such indemnification shall be in accordance with terms determined by the Board of Directors.

     9.6 For the purposes of this Article IX, "subsidiary" shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the voting power, equity or ownership interest is directly or indirectly owned by the Corporation.

           ARTICLE X - CERTAIN BUSINESS COMBINATIONS

     10.1 (a) In addition to any affirmative vote required by law, any other provision of these Articles of Incorporation or by any resolution or resolutions of the Board of Directors providing for the issue of any class or series of Preferred Stock (a "Preferred Stock Designation"), and except as otherwise expressly provided in Section 10.2 of this Article X:

               (i)  any merger or consolidation of the
Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of 25% or more of the assets of the Corporation or any Subsidiary; or

               (iii)     the issuance or transfer by the
Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for any assets, cash, securities or other property (or a combination thereof) which equals or exceeds 25% of the Fair Market Value (as hereinafter defined) of the Common Stock of the Holding Company; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder; or

               (v) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation of any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of (x) the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, and (y) the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock not Beneficially Owned by such Interested Shareholder, or any of its Affiliates or Associates (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

          (b)  The term "Business Combination" as used in this
Article X shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph (a) of this Section 10.1.

     10.2 The provisions of Section 10.1 of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by laws, any other provision of these Articles of Incorporation and any Preferred Stock Designation, if a majority of the Whole Board (as defined below) shall by resolution have approved a memorandum of understanding with the Interested Shareholder with respect to, and on substantially the same terms as, such Business Combination prior to the first time such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder became an Interested Shareholder.

     10.3 For the purposes of this Article X:

          (a) A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

          (b) "Interested Shareholder" means any person (other than the Corporation or any Subsidiary) who or which:

               (i)  is the Beneficial Owner, directly or
indirectly, of 10% or more of the voting power (with respect to voting generally in the election of directors) of the outstanding
Voting Stock; or

               (ii) is an Affiliate or an Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 5% or more of the voting power (with respect to voting generally in the election of directors) of the then-outstanding Voting Stock; or

               (iii)     is an assignee of or has otherwise
succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          (c) A person shall be a "Beneficial Owner" of, and shall "Beneficially Own," any Voting Stock:

               (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of the Securities Exchange Act of 1934, as in effect on the date of filing these Articles of Incorporation; or

               (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, if such person, Affiliate or Associate is not otherwise deemed the Beneficial Owner of such shares); or

               (iii) which are beneficially owned, directly or indirectly, within the meaning of the Securities Exchange Act of 1934, as in effect on the date of filing these Articles of Incorporation, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (ii) of this paragraph (c)) or disposing of any shares of Voting Stock;

provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to Beneficially Own any shares of Voting Stock held under any such plan; and provided, however, that in case of any individual retirement account or similar plan for which any Subsidiary serves as trustee or custodian and for which the beneficiary thereof possesses the right to vote any shares of Voting Stock held by such account or plan, no such account or plan nor any trustee or custodian with respect thereto (nor any Affiliate of such trustee or custodian) solely by reason of such capacity as trustee or custodian, shall be deemed, for any purposes hereof, to Beneficially Own any shares of Voting Stock held under any such plan or account.

          (d) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (b) of this
Section 10.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed to be Beneficially Owned by such person through application of paragraph (c) of this
Section 10.3 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e) "Affiliate" or "Associate" shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing these Articles of Incorporation.

          (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (b) of this Section 10.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (g) "Whole Board" means the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors;

          (h) The "Fair Market Value" of any assets, securities or other property shall mean the fair market value thereof, as determined by a majority of the Whole Board in good faith after reasonable inquiry.

     10.4 A majority of the Whole Board shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including, without limitation, (i) whether a person is an Interested Shareholder,
(ii) the number of shares of Voting Stock Beneficially Owned by any person, and (iii) whether a person is an Affiliate or Associate of another.

     10.5 A majority of the Whole Board shall have the right to demand that any person who is reasonably believed to be an Interested Shareholder (or to hold or record shares of Voting Stock Beneficially Owned by any Interested Shareholder) supply the Corporation with complete information as to (a) the record owner(s) of all shares Beneficially Owned by such person who is reasonably believed to be an Interested Shareholder (or to hold of record any such Shares), (b) the number of, and class or series of, shares Beneficially Owned by such person who is reasonably believed to be an Interested Shareholder (or to hold of record any such Shares) and held or record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (c) any other factual matter relating to the applicability or effect of this Article X, as may be reasonably requested of such person, and such person shall furnish such information within ten (10) days after receipt of such demand.

     10.6 Nothing contained in this Article X shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     10.7 Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise provide for lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles of Incorporation or any Preferred Stock Designation, the affirmative vote of (a) the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, and (b) the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock not Beneficially Owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, voting together as single class, shall be required to alter, amend or repeal this Article X.

 ARTICLE XI - AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     11.1 Except as otherwise specifically set forth in these Articles of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and amendments to the Articles of Incorporation shall be made in the manner prescribed by the Missouri General and Business Corporation Law.

     11.2 The power to make, alter, amend, or repeal the Bylaws of the Corporation shall be vested exclusively in the Board of Directors, unless otherwise provided in such Bylaws.


       ARTICLE XII - FURTHER POWERS OF BOARD OF DIRECTORS

     12.1 The Board of Directors shall have and exercise such further powers as are provided to it under present or future laws of the State of Missouri.

                        *      *      *

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 14th day of September 1998.



                                   /s/Donald R. Crandell
                                   Donald R. Crandell,
Incorporator


STATE OF MISSOURI   )
                 )  ss
COUNTY OF BUTLER )


     I, Lorna J. Brannum, a notary public, do hereby certify that on the 14th day of September 1998, Donald R. Crandell, personally appeared before me, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, that he is a natural person of the age of eighteen years or more, and that the statements therein contained are true.



                                   /s/Lorna J. Brannum
                                   Notary Public


(NOTARIAL SEAL)

My commission expires May 27, 2001